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                                                                     EXHIBIT 21

                                  Subsidiaries

                                 Name

-      Serologicals (Barbados), Inc. (FSC)

-      Serologicals Finance Company

-      Serologicals License Company

-      Serologicals, Inc.
       --)  Allegheny Biologicals, Inc.
       --)  Am Rho Laboratories, Inc.
       --)  Bioscot Limited
       --)  Serologicals Investment Company
            *  Serologicals Management Partnership, LP  (1)
       --)  Serologicals Royalty Company
       --)  Bio-Lab, Inc.
       --)  Med-Lab, Inc.

-      Seramed, Inc.
      --) Simi Biological Resources, Inc.
      --) Nations Biologics, Inc.

          *   Alameda Plasma Center, Inc.
          *   MBW Enterprises, Inc.
              +   American Biologics, Inc.
              +   National Biologicals, Inc.
      --) Bloomington Plasma, Inc.
      --) Seronat Plasma, Inc.
      --) Southeastern Biologics, Inc.
      --) Plasma Management, Inc.
      --) Reno Plasma, Inc.



   *  Unless otherwise indicated, all subsidiaries are wholly owned

   (1) Serologicals Investment Company is the 99% limited partner in Serologicals Management Partnership. Serologicals, Inc. is the 1% general partner.

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    -    First tier subsidiary of Serologicals Corporation

      --)   Second tier subsidiary

          *     Third tier subsidiary

              +     Fourth tier subsidiary

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